INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Statement Numbers 2-99763, 33-16985 and 33-20785 of Datron Systems Incorporated on Form S-8 of our reports dated May 9, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Datron Systems Incorporated for the year ended March 31, 1997.



DELOITTE & TOUCHE LLP
San Diego, California
June 24, 1997